                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               Rock-Tenn Company
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                               Rock-Tenn Company
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

    ----------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                            (LOGO) ROCK-TENN COMPANY

                                January 16, 1997

Dear Shareholder:

     You are cordially invited to attend the annual meeting of shareholders of Rock-Tenn Company (the "Company") to be held on February 20, 1997, at the Northeast Atlanta Hilton at Peachtree Corners, 5993 Peachtree Industrial Boulevard, Norcross, Georgia 30092. The meeting will begin promptly at 9:00 a.m., local time, and we hope it will be possible for you to attend.

     The following Notice of Annual Meeting of Shareholders outlines the business to be conducted at the meeting, which includes the election of directors.

     Please complete, sign and return your proxy card in the enclosed envelope at your earliest convenience to ensure that your shares will be represented and voted at the Annual Meeting of Shareholders. If you attend the Annual Meeting, you may vote your shares in person even though you have previously signed and returned your proxy.

                                        Sincerely,

                                        /s/ BRADLEY CURREY, JR.

                                        Bradley Currey, Jr.
                                        Chairman and
                                        Chief Executive Officer

                            (LOGO) ROCK-TENN COMPANY

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON FEBRUARY 20, 1997

To the Shareholders of Rock-Tenn Company:

     The Annual Meeting of Shareholders of Rock-Tenn Company (the "Company") will be held on Thursday, February 20, 1997, at 9:00 a.m., local time, at the Northeast Atlanta Hilton at Peachtree Corners, 5993 Peachtree Industrial Boulevard, Norcross, Georgia 30092, for the following purposes:

          (i) to elect four directors;

          (ii) to ratify the appointment of Ernst & Young LLP as independent auditors of the Company to serve for the 1997 fiscal year; and

          (iii) to transact such other business as may properly come before the Annual Meeting of Shareholders or any adjournment thereof.

     Only holders of record of Class A Common Stock and Class B Common Stock at the close of business on January 10, 1997 are entitled to receive notice of, and to vote at, the Annual Meeting of Shareholders and any adjournment thereof. A list of shareholders as of the close of business on January 10, 1997 will be open for examination during the Annual Meeting of Shareholders.

     Your attention is directed to the Proxy Statement submitted with this Notice. This Notice is being given at the direction of the Board of Directors.

                                          By Order of the Board of Directors

                                          /s/ DAVID C. NICHOLSON

                                          David C. Nicholson
                                          Secretary

Atlanta, Georgia
January 16, 1997

     WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY REVOKE THE PROXY AND VOTE YOUR SHARES IN PERSON.

                               ROCK-TENN COMPANY
                              504 THRASHER STREET
                            NORCROSS, GEORGIA 30071

                             ---------------------

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON FEBRUARY 20, 1997
                             ---------------------

                                  INTRODUCTION

GENERAL

     This Proxy Statement is being furnished to the shareholders of Rock-Tenn Company (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company for use at the annual meeting of shareholders of the Company scheduled to be held on February 20, 1997 at the Northeast Atlanta Hilton at Peachtree Corners, 5993 Peachtree Industrial Boulevard, Norcross, Georgia 30092, 9:00 a.m., local time, and at any adjournment thereof (the "Annual Meeting").

RECORD DATE

     The Board of Directors of the Company has fixed the close of business on January 10, 1997 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Only holders of Class A Common Stock, par value $.01 per share, of the Company ("Class A Common Stock") and Class B Common Stock, par value $.01 per share, of the Company ("Class B Common Stock," together with the Class A Common Stock, the "Common Stock") as of the record date are entitled to vote at the Annual Meeting or any adjournment thereof. On the record date, 21,252,712 shares of Class A Common Stock and 11,943,435 shares of Class B Common Stock were issued and outstanding. No cumulative voting rights are authorized and appraisal rights for dissenting shareholders are not applicable to the matters being proposed. It is anticipated that this Proxy Statement will be first mailed to shareholders of the Company on or about January 16, 1997.

VOTING AND PROXIES

     When the enclosed form of proxy is properly executed and returned, the shares it represents will be voted as directed at the Annual Meeting and any adjournment thereof or, if no direction is indicated, such shares will be voted in favor of the proposals set forth in the notice attached hereto. Any shareholder giving a proxy has the power to revoke it at any time before it is voted. All proxies delivered pursuant to the solicitation are revocable at any time at the option of the persons executing them by giving written notice to the Secretary of the Company, by delivering a later-dated proxy or by voting in person at the Annual Meeting. If Common Stock owned by a shareholder is registered in the name of more than one person, each such person should sign the enclosed proxy. If the proxy is signed by an attorney, executor, administrator, trustee, guardian or by any other person in a representative capacity, the full title of the person signing the proxy should be given and a certificate should be furnished showing evidence of appointment.

     In accordance with the Company's Restated and Amended Articles of Incorporation (the "Articles of Incorporation") and Georgia law, each share of Class A Common Stock is entitled to one vote at the Annual Meeting and each share of Class B Common Stock is entitled to ten votes at the Annual Meeting. With respect to all matters to be voted upon at the Annual Meeting, holders of shares of Class A Common Stock and Class B Common Stock will vote together as a single voting group (the "Voting Group").

     The presence, either in person or by proxy, of the holders of a majority of the votes of the shares of Common Stock comprising the Voting Group outstanding on the record date is necessary to constitute a quorum at the Annual Meeting or any adjournment thereof. Under Georgia law and the Bylaws of the

Company, (i) with respect to the election of directors, the affirmative vote of a plurality of the votes of the shares of Common Stock comprising the Voting Group is required to elect the nominees to the Board of Directors and (ii) with respect to the proposal to ratify the appointment of Ernst & Young LLP as independent auditors, the votes cast in favor of such proposal by shares of Common Stock comprising the Voting Group must exceed the votes cast against such proposal to ratify such appointment. With respect to any other matter that may properly come before the Annual Meeting, the votes cast in favor of such matter by shares of Common Stock comprising the Voting Group must exceed the votes cast against approval of such matter for such matter to be approved. At the Annual Meeting, votes cast for or against any matter may be cast in person or by proxy. Abstentions and broker non-votes will be treated as shares of Common Stock that are present and entitled to vote for purposes of determining the presence of a quorum but will not count as either a vote for or against any matter presented for shareholder approval at the Annual Meeting.

                             ELECTION OF DIRECTORS
                                    (ITEM 1)

BOARD OF DIRECTORS

     Pursuant to the Bylaws of the Company, the Board of Directors consists of thirteen members. The Company's Articles of Incorporation divide the Board of Directors into three classes with the directors in each class serving a term of three years. Directors for each class are elected at the annual meeting of shareholders held in the year in which the term for such class expires. At the Annual Meeting on February 20, 1997, four nominees for director are to be elected to serve until the Annual Meeting of Shareholders in 2000, or until their successors are elected and qualified. In accordance with the Bylaws of the Company, the mandatory retirement age for directors is 72.

     The Board of Directors has no reason to believe that any of the nominees for the office of director will be unavailable for election as a director. However, if at the time of the Annual Meeting any of the nominees should be unable or decline to serve, the persons named in the proxy will vote as recommended by the Board of Directors either (i) to elect substitute nominees recommended by the Board, (ii) to allow the vacancy created thereby to remain open until filled by the Board or (iii) to reduce the number of directors for the ensuing year. In no event, however, can a proxy be voted to elect more than four directors.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR BRADLEY CURREY, JR., MARY LOUISE MORRIS BROWN, JOHN D. HOPKINS AND JAMES W. JOHNSON TO HOLD OFFICE UNTIL THE ANNUAL MEETING OF SHAREHOLDERS IN 2000, OR UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFIED. PROXIES RECEIVED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY IN THEIR PROXIES A CONTRARY CHOICE.

NOMINEES FOR ELECTION -- TERM EXPIRING 2000

     BRADLEY CURREY, JR., 66, has served as Chairman of the Board of the Company since July 1993 and as Chief Executive Officer of the Company since 1989. Mr. Currey served as President from 1978 until October 1995. He has been a director of the Company since 1967. Mr. Currey joined the Company in 1976 and prior to that time was Executive Vice President and a director of Trust Company of Georgia (currently SunTrust Bank, Atlanta). Mr. Currey is also a director of Genuine Parts Co., an auto parts wholesaler, and Poe & Brown, Inc., an insurance agency. Mr. Currey is the father of Russell M. Currey and brother of Robert B. Currey.

     MARY LOUISE MORRIS BROWN, 65, has served as a director of the Company since January 1994 and has been a homemaker for more than five years. Mrs. Brown is the sister-in-law of J. Hyatt Brown.

     JOHN D. HOPKINS, 58, has served as a director of the Company since 1989. Mr. Hopkins has served as Senior Vice President and General Counsel of Jefferson-Pilot Corporation, a holding company with insurance and broadcasting subsidiaries, since April 1993. Prior to joining
Jefferson-Pilot Corporation, Mr. Hopkins was a partner in the law firm of King & Spalding since January 1971.

     JAMES W. JOHNSON, 55, has served as a director of the Company since 1984. Mr. Johnson has served as President of McCranie Tractor Company, a John Deere tractor dealership, for more than five years.

INCUMBENT DIRECTORS -- TERM EXPIRING 1999

     J. HYATT BROWN, 59, has served as a director of the Company since 1971. Mr. Brown has served as Chairman, President and Chief Executive Officer of Poe & Brown, Inc., an insurance agency headquartered in Daytona Beach and Tampa, Florida, for more than five years. Mr. Brown is also a director of SunTrust Banks, Inc., a bank holding company, BellSouth Corporation, a telephone communications company, FPL Group, Inc., an electric utility company, and International Speedway Corp., a motor sports company. Mr. Brown is the brother-in-law of Mrs. Mary Louise Morris Brown.

     C. RANDOLPH SEXTON, 67, has served as a director of the Company since 1967. Mr. Sexton owns and manages citrus groves and a citrus packing plant in Vero Beach, Florida, which he has done for more than five years.

     JAY SHUSTER, 42, has served as President of the Company since October 1995 and Chief Operating Officer of the Company since June 1991. Mr. Shuster served as an Executive Vice President of the Company from June 1991 to October 1995. Mr. Shuster was elected a director of the Company in January 1992. From January 1989 until June 1991, Mr. Shuster was Executive Vice President and General Manager of the Company's Consumer Packaging Group. Mr. Shuster served as Executive Vice President and General Manager of the Company's Folding Carton Division from December 1986 until January 1989. Mr. Shuster joined the Company in May 1979.

INCUMBENT DIRECTORS -- TERM EXPIRING 1998

     STEPHEN G. ANDERSON, 58, has served as a director of the Company since 1977. Dr. Anderson has been a physician for more than five years in private practice in Winston-Salem, North Carolina.

     ROBERT B. CURREY, 56, has served as a director of the Company since 1989. Mr. Currey founded Currey & Company, Inc., an outdoor furniture business, and has served as Chairman, President and Chief Executive Officer thereof for more than five years. Mr. Currey is the brother of Bradley Currey, Jr. and the uncle of Russell M. Currey, Senior Vice President of Marketing and Planning.

     LAWRENCE L. GELLERSTEDT, JR., 71, has served as a director of the Company since 1981. Prior to his retirement in 1996, Mr. Gellerstedt served as Chairman of the Board of Directors of Beers Construction Co., a construction company, for more than five years. Mr. Gellerstedt is also a director of NationsBank Corp., a bank holding company, Atlanta Gas Light Co., a natural gas distribution company, and John H. Harland Co., a check printing company.

     JOHN W. SPIEGEL, 54, has served as a director of the Company since 1989. Mr. Spiegel has served as Executive Vice President and Chief Financial Officer of SunTrust Banks, Inc. for more than five years.

RETIRING DIRECTORS

     Charles C. Crumley and James M. Sibley served as directors of the Company during the Company's fiscal year ended September 30, 1996 ("fiscal 1996"). Mr. Sibley also served as Chairman of the Company's Compensation and Options Committee. After many years of dedicated service to the Board of Directors of the Company, Messrs. Crumley and Sibley have resigned or will resign, as the case may be, from the Board. Mr. Crumley's resignation was effective December 31, 1996, and Mr. Sibley's resignation will be effective on the date of the Annual Meeting.

MEETINGS OF THE BOARD OF DIRECTORS

     During fiscal 1996, the Board of Directors of the Company held four regular meetings. All members of the Board attended at least 75% of all meetings of the Board and the committees on which such director served in fiscal 1996.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors has established an Executive Committee, an Audit Committee, a Compensation and Options Committee and a Nominating Committee.

     EXECUTIVE COMMITTEE.  Messrs. J. Hyatt Brown, Bradley Currey, Jr., Lawrence
L. Gellerstedt, Jr., John D. Hopkins and Jay Shuster are members of the Executive Committee, and Mr. J. Hyatt Brown is Chairman of the Committee. The Executive Committee is authorized to exercise all the power and authority of the Board of Directors in the management of the business and affairs of the Company, provided that the Executive Committee does not have the power to (i) approve or propose to shareholders action that the Georgia Business Corporation Code requires to be approved by shareholders, (ii) fill vacancies on the Board of Directors or any of its committees, (iii) amend the Company's Articles of Incorporation pursuant to 14-2-1002 of the Georgia Business Corporation Code,
(iv) adopt, amend or repeal the Company's Bylaws or (v) approve a plan of merger not requiring shareholder approval. The Committee does not hold regularly scheduled meetings but meets when necessary. This Committee held five meetings in fiscal 1996.

     AUDIT COMMITTEE. Dr. Stephen G. Anderson and Mr. John W. Spiegel are members of the Audit Committee, and Mr. John W. Spiegel is Chairman of the Committee. Mr. Charles C. Crumley also was a member of the Audit Committee during fiscal 1996. None of the members of the Audit Committee are employees of the Company. The Audit Committee is responsible for recommending independent auditors, reviewing with the independent auditors the scope and results of the audit engagement, monitoring the Company's financial policies and control procedures, and reviewing and monitoring the provision of non-audit services by the Company's auditors. The Audit Committee may exercise such additional authority as may be prescribed from time to time by resolution of the Board of Directors. This Committee held three meetings in fiscal 1996.

     COMPENSATION AND OPTIONS COMMITTEE. Mrs. Mary Louise Morris Brown and Messrs. James W. Johnson and James M. Sibley are members of the Compensation and Options Committee, and Mr. James M. Sibley is Chairman of the Committee. Following the Annual Meeting, Mr. Sibley will have resigned from the Board of Directors and will no longer be a member of the Compensation and Options Committee. The Compensation and Options Committee is responsible for establishing salaries, bonuses and other compensation for the Company's Chief Executive Officer and for administering the Company's stock option plans, employee stock purchase plan, key-employee incentive bonus plan and supplemental executive retirement plan. This Committee held two meetings in fiscal 1996.

     NOMINATING COMMITTEE. Messrs. Bradley Currey, Jr., J. Hyatt Brown, and C. Randolph Sexton are members of the Nominating Committee, and Mr. Bradley Currey, Jr. is Chairman of the Committee. The Nominating Committee reviews all persons recommended to serve on the Board of Directors and is responsible for recommending nominees for election as directors to the Board of Directors. The Nominating Committee will consider nominees recommended by shareholders of the Company provided that such nominations are made in accordance with the procedures set forth in the Bylaws of the Company. The procedure shareholders must follow in order to nominate an individual for election to the Board of Directors is set forth herein under "Other Matters -- Shareholder Nominations for Election of Directors." This Committee held no meetings in fiscal 1996.

COMPENSATION OF DIRECTORS

     Directors who are not employees of the Company receive an annual retainer fee of $12,500 and an attendance fee of $1,250 for each Board and committee meeting attended (excluding telephonic meetings), as well as reimbursement of all out-of-pocket expenses incurred in attending all such meetings. In addition, the

Company pays the chairman of each committee of the Board an annual retainer fee of $2,500 provided such chairman is not an employee of the Company.

                      COMMON STOCK OWNERSHIP BY MANAGEMENT
                           AND PRINCIPAL SHAREHOLDERS

     The table below sets forth certain information regarding the beneficial ownership of each class of Common Stock as of January 14, 1997 by (i) each person who is known to the Company to be the beneficial owner of more than 5% of the outstanding Class A Common Stock or Class B Common Stock, (ii) each of the Named Executive Officers (as hereinafter defined), (iii) each of the directors and nominees for director of the Company and (iv) all directors and executive officers of the Company as a group. Under the rules of the Securities and Exchange Commission, a person is deemed to "beneficially own" securities if that person has or shares the power to vote or dispose, or to direct the vote or disposition, of such securities. The person is also deemed to beneficially own any securities of which that person has the right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed to beneficially own the same securities and a person may be deemed to beneficially own securities as to which he or she has no pecuniary interest. Except as set forth below, the shareholders named below have sole voting and investment power with respect to all shares of Common Stock shown as being beneficially owned by them.

                                      BENEFICIAL OWNERSHIP OF      BENEFICIAL OWNERSHIP OF
                                              CLASS A                      CLASS B
                                          COMMON STOCK(1)               COMMON STOCK          PERCENTAGE OF
                                     --------------------------   -------------------------     COMBINED
                                       NUMBER         PERCENT      NUMBER         PERCENT        VOTING
                                     OF SHARES      OF CLASS(2)   OF SHARES     OF CLASS(3)       POWER
                                     ----------     -----------   ---------     -----------   -------------
Bradley Currey, Jr.(4).............   3,462,719(5)      14.4%     2,766,182(6)      23.2%          20.2%
Jay Shuster........................     703,886(7)       3.2        599,732(8)       5.0            4.3
Edward E. Bowns....................     294,015(9)       1.4        230,369(10)      1.9            1.7
David E. Dreibelbis................     267,294(11)      1.2        192,046(12)      1.6            1.4
David C. Nicholson.................     275,165(13)      1.3        185,295(14)      1.6            1.4
Stephen G. Anderson................     716,293(15)      3.3        307,150(16)      2.6            2.5
J. Hyatt Brown(17).................   3,505,411(18)     15.1      1,994,840(19)     16.7           15.3
Mary Louise Morris Brown(20).......   2,580,758(21)     11.3      1,554,379(22)     13.0           11.8
Robert B. Currey...................     142,164(23)        *         71,082(24)        *              *
Russell M. Currey..................   2,069,150(25)      8.9      2,040,825(26)     17.1           14.5
Lawrence L. Gellerstedt, Jr........     112,153(27)        *         56,076(28)        *              *
John D. Hopkins....................     894,830(29)      4.1        440,388(30)      3.7            3.5
James W. Johnson...................     150,532(31)        *         71,966(32)        *              *
C. Randolph Sexton.................     712,345(33)      3.3        435,688(34)      3.7            3.3
John W. Spiegel....................      95,288(35)        *         47,094(36)        *              *
All directors and executive
  officers as a group (24
  persons).........................  13,753,659(37)     44.0      9,377,610(38)     76.5           68.0

---------------

   * Less than 1%.
 (1) Under the Company's Restated Articles, shares of Class B Common Stock are convertible into shares of Class A Common Stock on a share-for-share basis at any time subject to compliance with certain first offer rights. As a result, in accordance with rules of the Securities and Exchange Commission, shares of Class A Common Stock shown as beneficially owned include shares of Class A Common stock issuable upon conversion of Class B Common Stock beneficially owned by the persons listed in the table.
 (2) Based on an aggregate of 21,252,712 shares of Class A Common Stock issued and outstanding as of January 14, 1997 plus, for each individual, (i) the number of shares of Class A Common Stock issuable upon conversion of shares of Class B Common Stock beneficially owned by such individual, (ii) the number of shares of Class A Common Stock issuable upon exercise of outstanding stock options which are or will become exercisable prior to March 17, 1997 and (iii) the number of shares of Class A

     Common Stock issuable upon conversion of shares of Class B Common Stock issuable upon exercise of outstanding stock options which are or will become exercisable prior to March 17, 1997.
 (3) Based on an aggregate of 11,943,435 shares of Class B Common Stock issued and outstanding as of January 14, 1997 plus, for each individual, the number of shares of Class B Common Stock issuable upon exercise of outstanding stock options which are or will become exercisable prior to March 17, 1997.
 (4) Mr. Currey's address is P. O. Box 4098, Norcross, Georgia 30091.
 (5) Represents (i) 115,500 shares held by Mr. Currey as trustee for the benefit of Mrs. Mary Louise Morris Brown, (ii) 192,060 shares deemed beneficially owned by Mr. Currey as co-trustee with Mrs. Mary Louise Morris Brown and Mr. J. Hyatt Brown of two separate trusts for the benefit of Nancy Louise Brown Markham and Elizabeth Irene Brown Dixon, respectively (which shares are also shown as being beneficially owned by Mrs. Mary Louise Morris Brown and Mr. J. Hyatt Brown), (iii) 388,977 shares deemed beneficially owned by Mr. Currey as co-trustee with Messrs. J. Hyatt Brown and John D. Hopkins of a trust for the benefit of Mrs. Mary Louise Morris Brown (which shares are also shown as being beneficially owned by Messrs J. Hyatt Brown and John D. Hopkins) and (iv) 2,766,182 shares issuable upon conversion of shares of Class B Common Stock beneficially owned by Mr. Currey.
 (6) Includes (i) 115,500 shares held by Mr. Currey as trustee for the benefit of Mary Louise Morris Brown, (ii) 107,343 shares beneficially owned by Mr. Currey's spouse, (iii) 1,254,000 shares beneficially owned by Currey Family Investments, L.P., for which Mr. Currey serves as general partner, (iv) 192,060 shares deemed beneficially owned by Mr. Currey as co-trustee with Mrs. Mary Louise Morris Brown and Mr. J. Hyatt Brown of two separate trusts for the benefit of Nancy Louise Brown Markham and Elizabeth Irene Brown Dixon, respectively (which shares are also shown as beneficially owned by Mrs. Mary Louise Morris Brown and Mr. J. Hyatt Brown) and (v) 380,424 shares deemed beneficially owned by Mr. Currey as cotrustee with Messrs. J. Hyatt Brown and John D. Hopkins of a trust for the benefit of Mrs. Mary Louise Morris Brown (which shares are also shown as being beneficially owned by Messrs J. Hyatt Brown and John D. Hopkins).
 (7) Includes (i) 87,395 shares issuable upon exercise of stock options beneficially owned by Mr. Shuster, (ii) 566,072 shares issuable upon conversion of shares of Class B Common Stock beneficially owned by Mr. Shuster and (iii) 33,660 shares issuable upon conversion of shares of Class B Common Stock issuable upon exercise of stock options beneficially owned by Mr. Shuster.
 (8) Includes 17,780 shares held by Mr. Shuster's spouse as custodian for their children and 33,660 shares issuable upon exercise of stock options beneficially owned by Mr. Shuster.
 (9) Includes (i) 4,521 shares held in joint tenancy with Mr. Bowns' former spouse and Mr. Bowns' son, (ii) 59,125 shares issuable upon exercise of stock options beneficially owned by Mr. Bowns, (iii) 184,169 shares issuable upon conversion of shares of Class B Common Stock beneficially owned by Mr. Bowns and (iv) 46,200 shares issuable upon conversion of shares of Class B Common Stock issuable upon exercise of stock options beneficially owned by Mr. Bowns.
(10) Includes 4,521 shares held in joint tenancy with Mr. Bowns' former spouse and Mr. Bowns' son and 46,200 shares issuable upon exercise of stock options beneficially owned by Mr. Bowns.
(11) Includes (i) 74,140 shares issuable upon exercise of stock options beneficially owned by Mr. Dreibelbis, (ii) 146,506 shares issuable upon conversion of shares of Class B Common Stock beneficially owned by Mr. Dreibelbis and (iii) 45,540 shares issuable upon conversion of shares of Class B Common Stock issuable upon exercise of stock options beneficially owned by Mr. Dreibelbis.
(12) Includes 45,540 shares issuable upon exercise of stock options beneficially owned by Mr. Dreibelbis.
(13) Includes (i) 61,545 shares issuable upon exercise of stock options beneficially owned by Mr. Nicholson, (ii) 144,375 shares issuable upon conversion of shares of Class B Common Stock beneficially owned by Mr. Nicholson and (iii) 40,920 shares issuable upon conversion of shares of Class B Common Stock issuable upon exercise of stock options beneficially owned by Mr. Nicholson.
(14) Includes 40,920 shares issuable upon exercise of stock options beneficially owned by Mr. Nicholson.
(15) Includes 262,944 shares held by Dr. Anderson's spouse, and 143,998 and 163,152 shares issuable upon conversion of shares of Class B Common Stock beneficially owned by Dr. Anderson and Dr. Anderson's spouse, respectively.
(16) Includes 163,152 shares held by Dr. Anderson's spouse.

(17) Mr. Brown's address is P. O. Drawer 2412, Daytona Beach, Florida 32115. Mr. Brown serves as Chairman and Chief Executive Officer of Poe & Brown, Inc., which together with its predecessor has provided certain insurance services to the Company. See "Certain Transactions -- Transactions Involving Directors."
(18) Represents (i) 716,100 shares held in joint tenancy with Mr. Brown's spouse, (ii) 192,060 shares deemed beneficially owned by Mr. Brown as co-trustee with Mr. Bradley Currey, Jr. and Mrs. Mary Louise Morris Brown of two separate trusts for the benefit of Nancy Louise Brown Markham and Elizabeth Irene Dixon Brown, respectively (which shares are also shown as being beneficially owned by Mr. Bradley Currey, Jr. and Mrs. Mary Louise Morris Brown), (iii) 388,977 shares deemed beneficially owned by Mr. Brown as co-trustee with Messrs. Bradley Currey, Jr. and John D. Hopkins of a trust for the benefit of Mrs. Mary Louise Morris Brown (which shares are also shown as being beneficially owned by Messrs Bradley Currey, Jr. and John D. Hopkins), (iv) 197,485 shares held indirectly by Poe & Brown, Inc., of which Mr. Brown serves as Chairman and Chief Executive Officer, (v) 15,948 shares held by members of Mr. Brown's immediate family and (vi) 1,994,840 shares issuable upon conversion of shares of Class B Common Stock beneficially owned by Mr. Brown.
(19) Represents (i) 1,046,100 shares held in joint tenancy with Mr. Brown's spouse, (ii) 192,060 shares deemed beneficially owned by Mr. Brown as co-trustee with Mr. Bradley Currey, Jr. and Mrs. Mary Louise Morris Brown of two separate trusts for the benefit of Nancy Louise Brown Markham and Elizabeth Irene Brown Dixon, respectively (which shares are also shown as being beneficially owned by Mr. Bradley Currey, Jr. and Mrs. Mary Louise Morris Brown), (iii) 380,424 shares deemed beneficially owned by Mr. Brown as co-trustee with Messrs. Bradley Currey, Jr. and John D. Hopkins of a trust for the benefit of Mrs. Mary Louise Morris Brown (which shares are also shown as being beneficially owned by Messrs Bradley Currey, Jr. and John D. Hopkins), (iv) 362,485 shares held indirectly by Poe & Brown, Inc., of which Mr. Brown serves as Chairman and Chief Executive Officer and (v) 13,770 shares held by members of Mr. Brown's immediate family.
(20) Mrs. Brown's address is P. O. Box 4098, Norcross, Georgia 30091.
(21) Represents (i) 834,319 shares held by Mrs. Brown's spouse, for whom she holds power of attorney, (ii) 192,060 shares deemed beneficially owned by Mrs. Brown as co-trustee with Messrs. Bradley Currey, Jr. and J. Hyatt Brown of two separate trusts for the benefit of Nancy Louise Brown Markham and Elizabeth Irene Brown Dixon, respectively (which shares are also shown as being beneficially owned by Messrs. Bradley Currey, Jr. and J. Hyatt Brown) (iii) 1,554,379 shares issuable upon conversion of shares of Class B Common Stock beneficially owned by Mrs. Brown.
(22) Includes (i) 1,039,727 shares held by Mrs. Brown's spouse, for whom she holds power-of-attorney and (ii) 192,060 shares deemed beneficially owned by Mrs. Brown as co-trustee with Messrs. Bradley Currey, Jr. and J. Hyatt Brown of two separate trusts for the benefit of Nancy Louise Brown Markham and Elizabeth Irene Brown Dixon, respectively (which shares are also shown as being beneficially owned by Messrs. Bradley Currey, Jr. and J. Hyatt Brown).
(23) Represents (i) 69,841 shares held in joint tenancy with Mr. Currey's spouse, (ii) 1,240 shares held by Mr. Currey's children and (iii) 71,082 shares issuable upon conversion of shares of Class B Common Stock beneficially owned by Mr. Currey.
(24) Represents shares held in joint tenancy with Mr. Currey's spouse.
(25) Represents (i) 28,325 shares issuable upon exercise of stock options beneficially owned by Mr. Currey, (ii) 2,034,225 shares issuable upon conversion of shares of Class B Common Stock beneficially owned by Mr. Currey and (iii) 28,325 shares issuable upon conversion of shares of Class B Common Stock issuable upon exercise of stock options beneficially owned by Mr. Currey.
(26) Includes (i) 658,759 shares deemed beneficially owned by Mr. Currey as trustee of two trusts for the benefit of Mr. Bradley Currey, Jr. and his spouse, (ii) 2,468 shares held by Mr. Currey's spouse, (iii) 6,600 shares issuable upon exercise of stock options beneficially owned by Mr. Currey and (iv) 1,254,000 shares beneficially owned by Currey Family Investments, L.P., with respect to which Mr. Currey serves as general partner.
(27) Includes (i) 6,593 shares held by Mr. Gellerstedt's spouse and (ii) 56,076 shares issuable upon conversion of shares of Class B Common Stock beneficially owned by Mr. Gellerstedt.
(28) Includes 6,593 shares held by Mr. Gellerstedt's spouse.

(29) Includes (i) 388,977 shares deemed beneficially owned by Mr. Hopkins as co-trustee with Messrs. Bradley Currey, Jr. and J. Hyatt Brown of a trust for the benefit of Mary Louise Morris Brown (which shares are also shown as being beneficially owned by Messrs. Bradley Currey, Jr. and J. Hyatt Brown) and (ii) 440,388 shares issuable upon conversion of shares of Class B Common Stock beneficially owned by Mr. Hopkins.
(30) Includes 380,424 shares deemed beneficially owned by Mr. Hopkins as co-trustee with Messrs. Bradley Currey, Jr. and J. Hyatt Brown of a trust for the benefit of Mary Louise Morris Brown (which shares are also shown as being beneficially owned by Messrs. Bradley Currey, Jr. and J. Hyatt Brown).
(31) Includes (i) 16,209 shares held by Mr. Johnson's spouse, (ii) 6,600 shares deemed beneficially owned by Mr. Johnson as trustee of a trust for the benefit of the McCranie Companies Profit Sharing Plan and (iii) 71,966 shares issuable upon conversion of shares of Class B Common Stock beneficially owned by Mr. Johnson.
(32) Includes 16,209 shares held by Mr. Johnson's spouse.
(33) Includes 9,600 shares held by Mr. Sexton's spouse, 24,200 shares held by Mr. Sexton as custodian for his grandchildren and 435,688 shares issuable upon conversion of shares of Class B Common Stock beneficially owned by Mr. Sexton.
(34) Includes 24,800 shares held by Mr. Sexton as custodian for his grandchildren.
(35) Includes 47,094 shares held in joint tenancy with Mr. Spiegel's spouse and 47,094 shares issuable upon conversion of shares of Class B Common Stock beneficially owned by Mr. Spiegel.
(36) Represents shares held in joint tenancy with Mr. Spiegel's spouse.
(37) Represents (i) 3,772,889 shares beneficially owned by such directors and executive officers, (ii) 603,160 shares issuable upon exercise of stock options beneficially owned by such directors and executive officers, (iii) 9,065,831 shares issuable upon conversion of shares of Class B Common Stock beneficially owned by such directors and executive officers and (iv) 311,778 shares issuable upon conversion of shares of Class B Common Stock issuable upon exercise of stock options beneficially owned by such directors and executive officers.
(38) Represents 9,065,831 shares beneficially owned by such directors and executive officers and 311,778 shares issuable upon exercise of stock options beneficially owned by such directors and executive officers.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The table below sets forth certain information relating to the compensation earned during fiscal 1996, the fiscal year ended September 30, 1995 ("fiscal 1995") and the fiscal year ended September 30, 1994 ("fiscal 1994") by the Company's Chief Executive Officer and its four other most highly compensated executive officers (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                    LONG TERM
                                                                                   COMPENSATION
                                                                                   ------------
                                                                                      AWARDS
                                                                                   ------------
                                                     ANNUAL COMPENSATION(1)         SECURITIES
                                                 ------------------------------     UNDERLYING      ALL OTHER
                                                 FISCAL                            OPTIONS/SARS    COMPENSATION
         NAME AND PRINCIPAL POSITION              YEAR     SALARY($)   BONUS($)        (#)            ($)(2)
----------------------------------------------   ------    --------    --------    ------------    ------------
Bradley Currey, Jr............................    1996     $650,000    $234,000           --          $7,543
  Chairman and Chief Executive Officer            1995     $600,000    $240,000           --          $2,136
                                                  1994     $450,000     $58,500           --          $2,136
Jay Shuster...................................    1996     $375,000    $135,000       30,800          $2,708
  President and Chief Operating Officer           1995     $335,000    $134,000       30,000          $2,136
                                                  1994     $295,000     $38,350       35,000          $2,136
David E. Dreibelbis...........................    1996     $240,000     $86,400       17,600          $3,226
  Executive Vice President and General            1995     $210,000     $84,000       19,000          $2,126
  Manager of the Mill Group                       1994     $184,000     $23,920       22,000          $2,136
Edward E. Bowns...............................    1996     $235,000     $84,600       13,200          $4,974
  Executive Vice President and General            1995     $223,000     $89,200       10,000          $2,136
  Manager of the Industrial Products              1994     $213,000     $27,690        9,000          $2,136
  Group
David C. Nicholson............................    1996     $210,000     $75,600        9,900          $2,821
  Senior Vice President, Chief Financial          1995     $200,000     $80,000       12,000          $2,136
  Officer and Secretary                           1994     $165,000     $21,450       17,000          $2,136

---------------

(1) The aggregate amount of perquisites and other personal benefits, if any, did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for each Named Executive Officer and has therefore been omitted.
(2) Amounts shown reflect life insurance premiums paid by the Company.

OPTION GRANTS TABLE

     The table below sets forth certain information relating to the options granted during fiscal 1996 to each Named Executive Officer. The Company's stock option plans do not authorize the grant of stock appreciation rights.

                    OPTION/SAR GRANTS IN LAST FISCAL YEAR(1)

                                                                                                  POTENTIAL
                                                                                                 REALIZABLE
                                    INDIVIDUAL GRANTS                                         VALUE AT ASSUMED
                           -----------------------------------                                 ANNUAL RATES OF
                                                   PERCENT OF           OPTION TERM                 STOCK
                                 NUMBER OF           TOTAL      ---------------------------  PRICE APPRECIATION
                           SECURITIES UNDERLYING  OPTIONS/SARS    EXERCISE OR                        FOR
                               OPTIONS/SARS        GRANTED TO        BASE                        OPTION TERM
                                  GRANTED         EMPLOYEES IN  PRICE PER SHARE  EXPIRATION  -------------------
           NAME                   (#)(1)          FISCAL YEAR       ($/SH)          DATE      5%($)      10%($)
-------------------------- ---------------------  ------------  ---------------  ----------  -------     -------
Bradley Currey, Jr........             --                --              --              --       --          --
Jay Shuster...............         30,800             10.73%        18.2955        10/03/06  354,382     898,073
Edward E. Bowns...........         13,200              4.60%        18.2955        10/03/06  151,878     384,889
David E. Dreibelbis.......         17,600              6.13%        18.2955        10/03/06  202,504     513,186
David C. Nicholson........          9,900              3.45%        18.2955        10/03/06  113,909     288,667

---------------

(1) All information in the table has been adjusted to reflect the 10% stock dividend paid on November 15, 1996 to shareholders of record on November 4, 1996 (the "Stock Dividend"). All options granted in respect of fiscal 1996 were granted after the end of fiscal 1996 on October 4, 1996. The option exercise price with respect to such options is equal to the closing price per share of Class A Common Stock on October 4, 1996 as reported on the Nasdaq Stock Market's National Market, as adjusted to reflect the Stock Dividend.
(2) All options granted are options to purchase Class A Common Stock and vest in increments equal to 25% of the aggregate number of options granted to the Named Executive Officer on each of April 4, 1997 and October 4, 1997, 1998 and 1999. The option price is payable in cash or shares of Class A Common Stock that have been held for at least six months and have an aggregate fair market value at least equal to the aggregate option exercise price.

AGGREGATED OPTIONS TABLE

     The table below sets forth certain information with respect to options exercised during fiscal 1996 and options held at the end of fiscal 1996 by each Named Executive Officer.

                             AGGREGATED OPTION/SAR
                       EXERCISES IN LAST FISCAL YEAR AND
                   FISCAL YEAR-END OPTION/SAR VALUES TABLE(1)

                                                              NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                             UNDERLYING UNEXERCISED             IN-THE-MONEY
                                                                 OPTIONS/SARS AT               OPTIONS/SARS AT
                                  SHARES                       FISCAL YEAR-END(#)            FISCAL YEAR-END(3)
                                ACQUIRED ON     VALUE     -----------------------------  ---------------------------
             NAME               EXERCISE(#)  REALIZED($)  EXERCISABLE  UNEXERCISABLE(2)  EXERCISABLE   UNEXERCISABLE
------------------------------- -----------  -----------  -----------  ----------------  -----------   -------------
Bradley Currey, Jr.............        --           --            --            --                --           --
Jay Shuster....................    11,000      129,000       132,055(4)      56,925        1,284,364       79,375
Edward E. Bowns................    29,040      280,320       105,325(5)      21,175        1,444,673       24,125
David E. Dreibelbis............        --           --       119,680(6)      34,100        1,358,604       50,125
David C. Nicholson.............        --           --       102,465(7)      21,175        1,179,244       34,375

---------------

(1) All information in the table and the notes thereto has been adjusted to reflect the Stock Dividend.
(2) All unexercisable options are options to purchase Class A Common Stock.
(3) Represents, with respect to all options other than the options granted on October 4, 1996 in respect of fiscal 1996, the difference between (i) the fair market value of the shares of Common Stock underlying the options held by each officer based on the last reported closing price per share of Class A Common Stock of $18.4091 on September 30, 1996 as reported on the Nasdaq Stock Market's National Market and (ii) the aggregate exercise price of such options. The options granted on October 4, 1996 in respect of fiscal 1996 were granted at an exercise price equal to the closing price per share of Class A Common Stock on October 4, 1996 as reported on the Nasdaq Stock Market's National Market and therefore were not in-the-money at the end of fiscal 1996 and are not reflected in the table.
(4) Represents options to purchase 94,215 shares of Class A Common Stock and 37,840 shares of Class B Common Stock.
(5) Represents options to purchase 59,125 shares of Class A Common Stock and 46,200 shares of Class B Common Stock.
(6) Represents options to purchase 74,140 shares of Class A Common Stock and 45,540 shares of Class B Common Stock.
(7) Represents options to purchase 61,545 shares of Class A Common Stock and 40,920 shares of Class B Common Stock.

PENSION PLAN TABLE

     The table below sets forth certain information with respect to pension benefits payable upon retirement to certain eligible employees of the Company.

                               PENSION PLAN TABLE

                                                    ESTIMATED ANNUAL RETIREMENT BENEFITS
                                                   BASED UPON INDICATED YEARS OF SERVICE
                                        ------------------------------------------------------------
             REMUNERATION                 10        15        20         25         30         35
--------------------------------------  -------   -------   -------   --------   --------   --------
$125,000..............................  $12,500   $25,000   $37,500   $ 50,000   $ 50,000   $ 50,000
 150,000..............................   15,000    30,000    45,000     60,000     60,000     60,000
 175,000..............................   17,500    35,000    52,500     70,000     70,000     70,000
 200,000..............................   20,000    40,000    60,000     80,000     80,000     80,000
 225,000..............................   22,500    45,000    67,500     90,000     90,000     90,000
 250,000..............................   25,000    50,000    75,000    100,000    100,000    100,000
 275,000..............................   27,500    55,000    82,500    110,000    110,000    110,000
 300,000..............................   30,000    60,000    90,000    120,000    120,000    120,000

     This table sets forth the annual retirement benefits payable under the Rock-Tenn Company Pension Plan (the "Pension Plan," as described below) and the Supplemental Executive Retirement Plan (the "SERP," as described below) upon retirement at normal retirement age.

     Only covered employees are eligible to participate in the Pension Plan. A "covered employee" is an employee of the Company or one of its participating subsidiaries who is not (i) a leased employee, (ii) eligible to participate in any other pension plan by reason of his status as a truck driver or weekly, hourly or piecework employee, or (iii) a member of a collective bargaining unit that has not reached an agreement with the Company to participate in the Plan. A covered employee is eligible to begin to participate in the Pension Plan upon completion of 12 months of service that begins on such employee's date of employment (as defined in the Plan) and includes 1,000 "hours of service" (as defined in the Plan) and upon reaching age 21.

     The Pension Plan provides benefits based upon a participant's benefit service, the participant's "average compensation" for any five years during the last ten years and the participant's Social Security benefit. These benefits ordinarily are payable at a participant's normal retirement age (as defined in the Pension Plan) as a single life annuity and are determined under a four part formula set forth in the Pension Plan. The participant's benefit is the greatest of the benefits determined under Part A, B, C or D of the four part formula. Part A equals the product of (i) 50% of the participant's average compensation minus 50% of his Social Security benefit and (ii) a fraction, the numerator of which is the participant's total number of years and fractional years of benefit service and the denominator of which is 25. Part B equals three-fourths of one percent of the participant's average compensation multiplied by his total years and fractional years of benefit service. Part C equals $12 multiplied by the participant's total number of years and fractional years of benefit service. Part D equals the participant's accrued benefit as of September 30, 1985 under one of the predecessor plans.

     Under the Pension Plan, "compensation" includes all compensation paid to participants and shown as wages on Form W-2, except that for salaried employees, compensation includes only base pay and does not include any bonuses, overtime, commissions, reimbursed expenses of any kind, severance pay, payments in lieu of vacation, payments for group insurance, payments under the Pension Plan or any other employee benefit plan or any payments made upon the surrender of a stock option. No employee's compensation for purposes of the Pension Plan has included amounts in excess of the limit imposed by the Internal Revenue Code of 1986, as amended (the "Code Limit") and as adjusted for inflation by the Secretary of the Treasury. For fiscal 1994, 1995 and 1996, the Code Limit was $150,000.

     "Average compensation" means the participant's highest average monthly compensation for any full five calendar years (or, if less than five, the number of calendar years actually worked) during the last ten years prior to retirement. "Benefit service" is the full years and completed calendar months of employment which the participant actually completes as a covered employee receiving compensation from the Company or a participating subsidiary in the period which generally begins on the participant's date of employment.

     An employee's right to benefits under the Pension Plan is vested after five years of service (as defined in the Pension Plan) or at normal retirement age, whichever is earlier. The Plan is a defined benefit plan qualified under the Code and, as such, is subject to certain limits on the amount of benefits which may be paid under it.

     For fiscal 1996, $250,000, $250,000, $235,000, $240,000 and $210,000 of the
compensation paid to Messrs. Currey, Shuster, Bowns, Dreibelbis and Nicholson, respectively, was compensation for purposes of the Pension Plan and the SERP. As of September 30, 1996, Messrs. Currey, Shuster, Bowns, Dreibelbis and Nicholson had approximately 20, 17, 16, 22, and 13 years of benefit service as defined under the Pension Plan, respectively. The table set forth above displays the approximate annual retirement benefits payable under the Plan as a life annuity, based on various levels of average compensation and years of service (using a "normal retirement date" (as defined in the Plan) of the later of (i) the date he reaches age 65 or (ii) the earlier of (a) the fifth anniversary of the date he commences participation in this Plan or (b) the first day of the calendar month which follows the date on which he reaches age 70). These amounts are calculated using the current formula under the Plan. In addition, the amounts shown in the table have been calculated without regard to current limitations on compensation and benefits.

     Plan benefits shown in the table set forth above are offset by 2% of primary Social Security benefits for each year of plan participation up to 25 years. Benefits under the plan formula are subject to all the limitations under the Code.

     The SERP is designed to supplement a participant's benefit under the Pension Plan and is paid in the same form and at the same time as a participant's benefit is paid under the Pension Plan. The supplement is designed to make up for the loss in benefits the participant will receive under the Pension Plan due to the reduction in the Code Limit from $235,840 to $150,000. The Compensation Committee of the Board of Directors determines who will participate in the SERP. Currently, there are 13 participants in the SERP.

                              CERTAIN TRANSACTIONS

     John W. Spiegel, a director of the Company, is an officer of SunTrust Banks, Inc. J. Hyatt Brown, a director of the Company, is also a director of SunTrust Banks, Inc. During fiscal 1996, the Company maintained credit facilities with SunTrust Bank, Atlanta, a wholly owned subsidiary of SunTrust Banks, Inc., having an aggregate borrowing availability of $75 million pursuant to a loan agreement dated January 17, 1995. During fiscal 1996, the Company did not owe any amounts under such loan agreement and did not pay any interest under such loan agreement. The Company paid $61,979 in facility fees relating to this facility. In addition, the Company and SunTrust Banks, Inc. are parties to a master letter of credit agreement relating to industrial revenue bonds issued in connection with certain of the Company's manufacturing facilities. SunTrust Banks, Inc. has performed other banking services for the Company over the past fiscal year. Aggregate payments by the Company to SunTrust Banks, Inc. for such services did not exceed 5% of the Company's net sales or SunTrust Banks' gross revenues in fiscal 1996.

     J. Hyatt Brown, a director of the Company, is President and a shareholder of Poe & Brown, Inc. During fiscal 1996, Poe & Brown, Inc. performed insurance services for the Company, and the Company paid Poe & Brown, Inc. an aggregate of $3,239,353 in respect of such services.

     Robert B. Currey, a director of the Company, is Chief Executive Officer of Currey & Company, Inc., which purchased corrugated boxes from the Company in fiscal 1996 for an aggregate of $123,343.

     David C. Nicholson is Senior Vice President, Chief Financial Officer and Secretary of the Company. Mr. Nicholson's father-in-law is President, and his brother-in-law is Vice President of Administration, of Carithers-Wallace-Courtenay, a furniture company from which the Company has purchased furniture. During fiscal 1996, the Company purchased furniture aggregating $187,860 from Carithers-Wallace-Courtenay.

                        REPORT ON EXECUTIVE COMPENSATION

     The Compensation and Options Committee of the Board of Directors (the "Compensation Committee") during fiscal 1996 consisted of Mrs. Mary Louise Morris Brown and Messrs. James W. Johnson and James M. Sibley. None of the members of the Compensation Committee is an employee of the Company or any firm which does business with the Company. During fiscal 1996, the Compensation Committee was responsible for (i) establishing the compensation of the Company's Chief Executive Officer and (ii) administering the Company's stock option plans, employee stock purchase plan, key employee incentive bonus plan and supplemental executive retirement plan. Mr. Currey, the Company's Chief Executive Officer, was responsible for establishing the compensation for all of the other executive officers of the Company. The Compensation Committee has reviewed the applicability of Section 162(m) of the Internal Revenue Code of 1986, as amended by the Omnibus Budget Reconciliation Act of 1993. Section 162(m) may in certain circumstances deny a federal income tax deduction for compensation to an executive officer in excess of $1 million per year. It is not currently anticipated that compensation to any executive officer of the Company during the fiscal year ending September 30, 1997 ("fiscal 1997") will exceed the $1 million threshold.

     COMPENSATION POLICY. The Company's executive compensation policy is designed to attract, retain and motivate executive officers to maximize the Company's performance and shareholder value by:

     - providing base salaries that are market-competitive;

     - rewarding the achievement of the Company's business plan goals and earnings objectives; and

     - creating stock ownership opportunities to align the interests of executive officers with those of shareholders.

     In light of the Company's compensation policy, the components of its executive compensation program for fiscal 1996 included base salaries, cash bonuses and stock options. The Company retained an independent compensation consulting firm to assist it in analyzing its executive compensation program for fiscal 1996. The consulting firm recommended that the Company continue its policy, initiated in fiscal 1995, of providing a significant percentage of certain executive officers' total compensation based on the Company's performance. In addition, the consultant provided the Compensation Committee an analysis of senior executive compensation for a peer group of the Company. This peer group was determined by searching for comparable companies using Rock-Tenn's primary SIC code (2631-Paperboard Mills). The Compensation Committee considered these recommendations and the peer group analysis in establishing the base salary and cash bonus for the Chief Executive Officer, and Mr. Currey considered them in establishing the base salary and cash bonuses for the other executive officers.

     BASE SALARY. Each executive officer's base salary, including the Chief Executive Officer's base salary, is determined based upon a number of factors including the executive officer's responsibilities, contribution to the achievement of the Company's business plan goals, demonstrated leadership skills and overall effectiveness, and length of service. Base salaries are also designed to be competitive with those offered in the various markets in which the Company competes for executive talent and are analyzed with a view towards desired base salary levels over a three-year to five-year time period. Each executive officer's salary is reviewed annually and although these and other factors are considered in setting base salaries, no specific weight is given to any one factor. During fiscal 1996, the base salary of each Named Executive Officer other than the Chief Executive Officer was increased by approximately 5% to 14% over each such executive officer's fiscal 1995 base salary. Mr. Currey's base salary was increased by approximately 8% during fiscal 1996 over his fiscal 1995 base salary.

     CASH BONUSES. Each executive officer, including the Chief Executive Officer, is eligible to receive an annual cash bonus. The Company's cash bonus program is designed to motivate key managers and sales people as well as executive officers and reward the achievement of specific business plan goals. Under the Company's bonus plan, in fiscal 1996, certain executive officers were eligible to earn a cash bonus in an amount up to 40% of their respective base salaries to the extent the Company achieved certain financial objectives established by the Compensation Committee. During fiscal 1996, under this plan, the Named Executive Officers, including the Chief Executive Officer, earned bonuses equal to 36% of their respective base salaries.

     STOCK OPTIONS. The grant of stock options is designed to align the interests of executive officers with those of shareholders in the Company's long-term performance. Stock options granted have exercise prices equal to the fair market value of the underlying shares on the date of grant so that compensation is earned only through long-term appreciation in the fair market value of the underlying shares. Stock options are generally granted on an annual basis if warranted by the Company's growth and profitability and individual grants are based on, among other things, the executive officer's responsibilities and individual performance. To encourage an executive officer's long-term performance, commencing with grants in fiscal 1994, stock options generally vest over three years and terminate ten years after the date of grant. The creation of opportunities to own stock is considered the most significant component in an executive officer's compensation package. On October 4, 1996, the Named Executive Officers other than the Chief Executive Officer received stock option grants in respect of fiscal 1996 ranging from options to purchase 9,900 to 30,800 shares. The Chief Executive Officer was not granted stock options because he already has a significant stake in the Company.

                                          Mary Louise Morris Brown
                                          Bradley Currey, Jr.
                                          James W. Johnson
                                          James M. Sibley

     THE FOREGOING REPORT SHOULD NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES EXCHANGE ACT OF 1934 (TOGETHER, THE "ACTS"), EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

                         STOCK PRICE PERFORMANCE GRAPH

     The graph below reflects cumulative shareholder return (assuming the reinvestment of dividends) on the Company's Class A Common Stock compared to the return on the S&P 500 Index and the S&P Paper & Forest Products Index. Trading in the Company's Class A Common Stock commenced on March 2, 1994 in connection with the Company's initial public offering. The graph reflects the investment of $100 on March 2, 1994 in the Company's Class A Common Stock, the S&P 500 Index and the S&P Paper & Forest Products Index and the reinvestment of dividends.

                                   [GRAPH]

                                                 S&P PAPER AND
      Measurement Period          ROCK- TENN     FOREST PROD-
    (Fiscal Year Covered)           COMPANY          UCTS           S&P 500
Mar. 2, 1994                            100.00          100.00          100.00
Sept. 30, 1994                          105.25          103.58           99.54
Sept. 30, 1995                          108.67          113.78          125.73
Sept. 30, 1996                          127.90          114.57          147.87

     THE STOCK PRICE PERFORMANCE GRAPH SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE ACTS EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
                                    (ITEM 2)

     The Board of Directors of the Company, upon the recommendation of the Audit Committee, has appointed the firm of Ernst & Young LLP to serve as independent auditors of the Company for fiscal 1997, subject to ratification of this appointment by the shareholders of the Company. Ernst & Young LLP has served as independent auditors of the Company for many years and is considered by management of the Company to be well qualified. The Company has been advised by Ernst & Young LLP that neither it nor any member thereof has any direct or material indirect financial interest in the Company or any of its subsidiaries in any capacity. One or more representatives of Ernst & Young LLP will be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR FISCAL 1997. PROXIES RECEIVED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY IN THEIR PROXIES A CONTRARY CHOICE.

                                 OTHER MATTERS

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES AND EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires officers and directors of the Company and persons who beneficially own more than ten percent of the Company's Class A Common Stock to file with the Securities and Exchange Commission certain reports, and to furnish copies thereof to the Company, with respect to each such person's beneficial ownership of the Company's equity securities. Based solely upon a review of the copies of such reports furnished to the Company and certain representations of such persons, all such persons complied with the applicable reporting requirements except that the statement of changes in beneficial ownership on Form 4 required to be filed by Richard E. Steed, an executive officer of the Company, to report the sale of shares of Class A Common Stock was inadvertently filed approximately 63 days late.

ANNUAL REPORT ON FORM 10-K

     The Company will provide without charge, at the written request of any shareholder of record as of January 10, 1997, a copy of the Company's Annual Report on Form 10-K, including the financial statements and financial statement schedules, as filed with the Securities and Exchange Commission, except exhibits thereto. The Company will provide copies of the exhibits, should they be requested by eligible shareholders, and the Company may impose a reasonable fee for providing such exhibits. Requests for copies of the Company's Annual Report on Form 10-K should be mailed to:

                              Rock-Tenn Company
                              504 Thrasher Street
                              Norcross, Georgia 30071
                              Attention: Chief Financial Officer

SHAREHOLDER NOMINATIONS FOR ELECTION OF DIRECTORS

     Under the Company's Bylaws, only persons nominated in accordance with the procedures set forth therein will be eligible for election as directors. Shareholders are entitled to nominate persons for election to the Board of Directors of the Company only if the shareholder is otherwise entitled to vote generally in the election of directors and only if timely notice in writing is sent to the Secretary of the Company. To be timely, a shareholder's notice must be received at the principal executive offices of the Company not less than 130 days prior to the meeting. Notwithstanding the foregoing, in the event that less than 60 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder must be received no later than the close of business on the 10th day following the day on which such notice of the date the meeting was mailed or such public disclosure was made, whichever occurs first. Such shareholder's notice must set forth (i) with respect to each person whom the shareholder proposes to nominate for election as a director, (a) the name, age, business address and residence address of such person, (b) the principal occupation or employment of such person, (c) the number of shares of each class of Common Stock beneficially owned by such person and (d) other information that would be required to be disclosed in connection with the solicitation of proxies for the election of directors pursuant to Regulation 14(a) under the Exchange Act and (ii) with respect to such shareholder giving such notice, (a) the name and address of such shareholder and
(b) the number of shares of each class of Common Stock beneficially owned by such shareholder. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company.

SHAREHOLDER PROPOSALS

     Any shareholder proposals intended to be presented at the Company's 1998 Annual Meeting of Shareholders must be received no later than September 18, 1997 in order to be considered for inclusion in the Proxy Statement and form of proxy to be distributed by the Board of Directors in connection with such meeting.

EXPENSES OF SOLICITATION

     The cost of solicitation of proxies by the Board of Directors in connection with the Annual Meeting will be borne by the Company. The Company has engaged Morgen Walke to provide certain investor relation services, which will include assistance in the solicitation of proxies. For these investor relation services, the Company paid Corporate Communications and Morgen Walke $48,992 and $61,543, respectively, during fiscal 1996. No specific fee has been allocated to services provided in connection with the solicitation of proxies. The Company will reimburse brokers, fiduciaries and custodians for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of Common Stock held in their names.

                                          By Order of the Board of Directors

                                        /s/ David C. Nicholson

                                          David C. Nicholson
                                          Secretary
                             ---------------------

     THE ANNUAL REPORT TO SHAREHOLDERS OF THE COMPANY FOR FISCAL 1996, WHICH INCLUDES AUDITED FINANCIAL STATEMENTS, TOGETHER WITH AN ADDENDUM THERETO, ACCOMPANIES THIS PROXY STATEMENT. THE ANNUAL REPORT AND THE ADDENDUM THERETO DOES NOT FORM ANY PART OF THE MATERIAL FOR THE SOLICITATION OF PROXIES.
                             ---------------------

                                                                     APPENDIX A



                              ROCK-TENN COMPANY
                        PROXY FOR CLASS A COMMON STOCK
                  PROXY SOLICITED BY THE BOARD OF DIRECTORS
                    FOR THE ANNUAL MEETING OF SHAREHOLDERS
                             ON FEBRUARY 20, 1997


     The undersigned hereby appoints Bradley Currey, Jr. and Jay Shuster and each of them, proxies, with full power of substitution and resubstitution, for and in the name of the undersigned, to vote all shares of Class A Common Stock of Rock-Tenn Company which the undersigned would be entitled to vote if personally present at the annual meeting of shareholders to be held on Thursday, February 20, 1997, at 9:00 a.m., local time, at the Northeast Atlanta Hilton at Peachtree Corners, 5993 Peachtree Industrial Boulevard, Norcross, Georgia, or at any adjournment thereof, upon the matters described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement, receipt of which is hereby acknowledged, and upon any other business that may properly come before the annual meeting or any adjournment thereof. Said proxies are directed to vote on the matters described in the Notice of Annual Meeting of Shareholders and Proxy Statement as follows, and otherwise in their discretion upon such other business as may properly come before the meeting or any adjournment thereof.


THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTION IS INDICATED, THE PROXY WILL BE VOTED FOR ITEMS 1 AND 2.

Please sign exactly as your name or names appear hereon. For more than one owner as shown above, each should sign. When signing in a fiduciary capacity, please give full title. If this proxy is submitted by a corporation, it should be executed in the full corporate name by a duly authorized officer, if a partnership, please sign in partnership name by authorized person.



--------------------------------------------------------------------------------

/X/ PLEASE MARK VOTES
    AS IN THIS EXAMPLE              FOR                     WITHHOLD AUTHORITY
                             all nominees listed              to vote for all
                          (except as marked below to          nominees listed
                                the contrary)
                                    / /                             / /

1.  To elect four (4) directors.

    Bradley Currey, Jr.
    Mary Louise Morris Brown
    John D. Hopkins
    James W. Johnson

(Instructions: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list above.)

2. Proposal to ratify the appointment of Ernst & Young LLP as independent auditors.

             FOR                 AGAINST                ABSTAIN
            / /                    / /                    / /

PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING ON FEBRUARY 20, 1997. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU PREVIOUSLY RETURNED YOUR PROXY.


RECORD DATE SHARES:




Please be sure to sign and date this Proxy.      Date
                                                      ------------------

  Shareholder sign here                   Co-owner sign here
--------------------------------------------------------------------------------
  DETACH CARD

                                                                     APPENDIX B



                              ROCK-TENN COMPANY
                        PROXY FOR CLASS B COMMON STOCK
                  PROXY SOLICITED BY THE BOARD OF DIRECTORS
                    FOR THE ANNUAL MEETING OF SHAREHOLDERS
                             ON FEBRUARY 20, 1997


     The undersigned hereby appoints Bradley Currey, Jr. and Jay Shuster and each of them, proxies, with full power of substitution and resubstitution, for and in the name of the undersigned, to vote all shares of Class B Common Stock of Rock-Tenn Company which the undersigned would be entitled to vote if personally present at the annual meeting of shareholders to be held on Thursday, February 20, 1997, at 9:00 a.m., local time, at the Northeast Atlanta Hilton at Peachtree Corners, 5993 Peachtree Industrial Boulevard, Norcross, Georgia 30092, or at any adjournment thereof, upon the matters described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement, receipt of which is hereby acknowledged, and upon any other business that may properly come before the annual meeting or any adjournment thereof. Said proxies are directed to vote on the matters described in the Notice of Annual Meeting of Shareholders and Proxy Statement as follows, and otherwise in their discretion upon such other business as may properly come before the meeting or any adjournment thereof.


THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTION IS INDICATED, THE PROXY WILL BE VOTED FOR ITEMS 1 AND 2.

Please sign exactly as your name or names appear hereon. For more than one owner as shown above, each should sign. When signing in a fiduciary or representative capacity, please give full title. If this proxy is submitted by a corporation, it should be executed in the full corporate name by a duly authorized officer, if a partnership, please sign in partnership name by authorized person.



--------------------------------------------------------------------------------

/X/ PLEASE MARK VOTES
    AS IN THIS EXAMPLE

1.  To elect four (4) directors          FOR
                                 all nominees listed         WITHHOLD AUTHORITY
                              (except as marked below to      to vote for all
                                    the contrary)             nominees listed
                                          / /                       / /


    Bradley Currey, Jr.
    Mary Louise Morris Brown
    John D. Hopkins
    James W. Johnson

(Instructions: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list above.)

2. Proposal to ratify the appointment of Ernst & Young LLP as independent auditors.

           FOR                       AGAINST                      ABSTAIN
           / /                         / /                          / /



PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING ON FEBRUARY 20, 1997. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.

RECORD DATE SHARES:

Please be sure to sign and date this Proxy     Date
                                                   ------------------------

  Shareholder sign here                      Co-owner sign here
--------------------------------------------------------------------------------
  DETACH CARD